UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)      February 16, 2007

Simon Property Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-14469	04-6268599
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

National City Center
225 W. Washington St.
Indianapolis, IN  46204
(Address of principal executive offices)  (Zip Code)

Registrant’s telephone number, including area code      (317) 636-1600

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.                                          Other Events

On February 16, 2007, Simon Property Group, Inc. (“Simon”), Farallon Capital Management, L.L.C. (“Farallon”), and The Mills Corporation (“Mills”) issued a press release announcing that a joint venture between an entity owned by Simon and funds managed by Farallon has entered into a definitive merger agreement with Mills under which it will acquire Mills for $25.25 per common share in cash.  The acquisition of Mills will be completed through a cash tender offer at $25.25 per share for all outstanding shares of Mills common stock, which is expected to commence before the end of February.  The press release is attached hereto as Exhibit 99.1.

Simon is furnishing the information contained herein, including Exhibit 99.1, pursuant to Item 8.01 of Form 8-K promulgated by the SEC. This information shall not be deemed to be “filed” with the SEC or incorporated by reference into any other filing with the SEC.

Item 9.01.              Financial Statements and Exhibits

        Financial Statements:

                None

        Exhibits:

Exhibit No.	Description	Page Number in This Filing

99.1	Press release dated February 16, 2007 concerning a merger agreement for a joint venture between an entity owned by Simon Property Group, Inc. (“Simon”) and funds managed by Farallon Capital Management, L.L.C. (“Farallon”) to acquire The Mills Corporation (“Mills”) for $25.25 per share in cash.	4

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 16, 2007
SIMON PROPERTY GROUP, Inc.

	By:	/s/ Stephen E. Sterrett
Name: Stephen E. Sterrett
		Title:	Executive Vice President and Chief
Financial Officer